Exhibit 4.14

                                INVESTMENT LETTER

                                       AND

                  MEMORANDUM OF SUBSCRIPTION/PURCHASE AGREEMENT

                                February 25, 1999





Pollution Research and Control Corp.
506 Paula Avenue
Glendale, California  91201

Gentlemen:

     In connection with the acquisition by the undersigned of 9,333 units consisting of 9,333 shares of common stock, no par value per share (the "Common Stock") and 9,333 common stock purchase warrants ("Warrants") exercisable at $0.75 per share, at a combined per unit price of $0.75 (75% of the bid price per share of Common Stock as of February 25, 1999), of Pollution Research and Control Corp. (the "Company"), in consideration for the sum of $7,000.00 in cash, the undersigned wishes to advise you of his understanding of, agreement with and/or representation of, the following:

     These securities are not being registered under the Securities Act of 1933, as amended (the "Act"), on the ground that this sale is exempt from registration under ss.4(1) or ss.4(2) of the Act and the Rules and Regulations promulgated thereunder as not involving any public offering. The Company's reliance on such exemption is predicated in part on the representation of the undersigned that he is acquiring such securities for investment for his own account, with no present intention of dividing his participation with others or reselling or otherwise distributing the same. These securities which the undersigned is acquiring are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act. The undersigned acknowledges that he understands that the securities covered hereby are unregistered and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned agrees that any and all certificates, which may be issued representing the securities acquired hereunder, shall contain substantially the following legend, which the undersigned has read and understands:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as the term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned understands that the above legend on the certificates would limit their value, including their value as collateral.

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Pollution Research and Control Corp.
February 25, 1999
Page 2

     The undersigned further acknowledges that he understands that, if the securities have been held for a period of at least one year and if Rule 144 adopted under the Act is applicable (there being no representation by the Company that this Rule will be applicable), then he may make only routine sales of the securities in limited amounts in a specified manner in accordance with the terms and conditions of the Rule. The undersigned further acknowledges that he understands that, if Rule 144 is applicable (no assurance of which can be made), he may sell the securities without quantity limitation in sales not involving a market maker or through brokerage transactions only if he has held the securities for at least two years. In case the Rule is not applicable, any sales made by the undersigned may be made only pursuant to other available exemption from registration under the Act, or an effective registration statement.

     The undersigned further acknowledges that he is aware that only the Company can file a registration statement or an offering statement pursuant to Regulation A under the Act and that the Company has no obligation to do so, other than via the registration rights referred to in the following paragraphs. The undersigned also has been advised and acknowledges that he understands that, in the event Rule 144 is not available, the circumstances under which he can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     In the event, during the period commencing on the date hereof and expiring three years from the date hereof (February 25, 2002), the Company shall register any private, primary or secondary offering of any debt or equity security issued or to be issued by it pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to which the common stock and the securities underlying the common stock purchase warrants can be registered, the Company shall in each such event notify the undersigned in writing not less than thirty
(30) days prior to filing such registration statement with the Commission, and the undersigned will have the right to register all of the aforementioned securities therewith by notifying the Company in writing within fifteen (15) days of receipt of the Company's notice, requesting registration of the securities and setting forth the intended method of distribution and such other data or information as the Company or its counsel reasonably shall require. Any registration costs shall be borne by the Company, except for sales commissions and related fees and/or transfer taxes incurred if the securities are subsequently sold.

     Warrants: The purchase rights evidenced by the common stock purchase warrants may be exercised in whole or in part at any time, and from time to time, on or after the date hereof but before February 25, 2002, by the undersigned through the presentation and surrender of the warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise, in the form attached hereto as Exhibit A.

     Adjustments: Stock Dividends, Reclassifications, Merger and Anti-Dilution Provisions.

     (a) If the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of (i) the Common Stock, (ii) a forward or reverse stock split or other subdivision of shares, (iii) a consolidation or combination involving its Common Stock, or (iv) a reclassification or recapitalization involving its Common Stock, then the Warrant Exercise Price in effect at the time of such action and the number of Shares shall be proportionately adjusted so that the numbers, rights, and privileges relating to the Securities shall be increased, decreased or changed in like manner.

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Pollution Research and Control Corp.
February 25, 1999
Page 3


     (b) If at any time or from time to time the Company should issue or sell any shares of Common Stock, including shares held in the Company's Treasury, without consideration or for a per share consideration less than the Warrant Exercise price of $0.75 per share, then the Warrant Exercise price of $0.75 shall be adjusted downward accordingly to equal the per share consideration received by the Company upon the issuance or sale of its Common Stock.

     The undersigned further acknowledges and represents to the Company that he is purchasing the securities for his own account and not as a trustee or nominee for any other person or persons, and that the funds or consideration invested are his own. The undersigned further acknowledges and represents that there are no existing legal restrictions applicable to him which would preclude his acquisition of the securities for investment purposes, as described hereinabove. The undersigned further represents that he has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, subdivision or fractionalization of the securities purchased hereby.

     The undersigned further acknowledges that he understands that an investment in the Company is extremely speculative and subject to a high degree of risk. In this connection, the undersigned understands that he may lose his entire investment in the Company.

     The undersigned further acknowledges and represents to the Company that he is able to bear the economic risk of losing his entire investment. The undersigned further acknowledges and warrants that his overall commitment to investments which are not readily marketable is not disproportionate to his net worth and his investment in the securities will not cause such overall commitment to become excessive. The undersigned further represents that he has adequate means of providing for his current needs and personal contingencies and that he has no need for liquidity in connection with his investment in the securities. The undersigned further acknowledges that he fully understands and agrees that the price of the Company's securities acquired by him was arbitrarily determined without regard to any value of the securities. The undersigned understands, additionally, that the price of the securities bears no relation to the value of the assets or net worth of the Company or any other criteria of value. The undersigned is aware that no independent evaluation has been made with respect to the value of the securities. The undersigned further understands and agrees that shares of the common stock of the Company have been or may in the future be issued to certain other persons for a consideration which may be less than the price paid by him for the securities.

     The undersigned further acknowledges and represents to the Company that he is knowledgeable and experienced in venture capital investments in general and, in particular, with respect to investments similar in nature to an investment in the Company. The frequency of the undersigned's prior investments in stocks (including restricted stocks), in general, and in high technology companies, in particular, and other investments, of whatever kind, is as follows (check one in each column):

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Pollution Research and Control Corp.
February 25, 1999
Page 4



                                   Restricted      High Technology
                      Stocks         Stocks          Companies            Other
                      ------         ------          ---------            -----

    Frequently
                       -----          -----            -----               -----
    Occasionally
                       -----          -----            -----               -----
    Never
                       -----          -----            -----               -----

     The undersigned further acknowledges that he is capable of evaluating the merits and risks of the Company.

     The undersigned further acknowledges that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company; that he has been advised by the Company to consult with counsel regarding this investment; and that he has relied upon the advice of such counsel, accountants or other consultants as he deems necessary with regard to tax aspects, risks and other considerations involved in the investment. The undersigned's educational and occupational background which renders him capable of evaluating the merits and risks of this investment is as follows:


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     The undersigned has made, or caused to be made, such investigation of the
Company, its management and its operations as he considers necessary and appropriate to enable him to make an informed decision regarding his investment.

     Prior to making his investment, the undersigned was presented with and acted upon the opportunity to ask questions of and receive answers from the Company and its management relating to the Company and to obtain any additional information necessary to verify the accuracy of the information made available to him.

     Prior to making his investment, the undersigned made arrangements to conduct such inspection as he deems necessary of the books, records, contracts, instruments and other data relating to the Company.

     Before acquiring these securities, the undersigned was presented with and understood the Company's business plan, including, among other things, the nature of the Company, financial reports and management.

     The undersigned agrees that, upon the delivery of certificates for his shares, the undersigned will execute and deliver to and for the benefit of the Company any instruments the Company may require to evidence that the purchase of his shares is for investment purposes only.

Pollution Research and Control Corp.
February 25, 1999
Page 5


     On the date the undersigned acquired the securities, he had a net worth (exclusive of home, furnishings and personal automobile) of:

                  (x)     Less than $500,000
                  ( )     $500,000 - $1,000,000
                  ( )     $1,000,000 - $3,000,000
                  ( )     $3,000,000 - $5,000,000
                  ( )     More than $5,000,000

     Liquid assets constituted the following percentage of the undersigned's net worth, or his joint net worth with his spouse, on the date of acquisition of the securities:

                  (x)     Less than 1%
                  ( )     1% - 10%
                  ( )     10% - 20%
                  ( )     20% - 50%
                  ( )     More than 50%

     The undersigned's approximate net taxable income (after regular deductions) in each of the two most recent calendar years was:

                  (x)     Less than $100,000
                  ( )     $100,000 - $200,000
                  ( )     $200,000 - $500,000
                  ( )     $500,000 - $1,000,000
                  ( )     More than $1,000,000

     The undersigned's approximate net taxable income in the current year is expected to be:

                  (x)     Less than $100,000
                  ( )     $100,000 - $200,000
                  ( )     $200,000 - $500,000
                  ( )     $500,000 - $1,000,000
                  ( )     More than $1,000,000

     Based upon the foregoing, the undersigned hereby acknowledges and understands the high risk and speculative nature of the shares of common stock of the Company which he is acquiring and the nature of the management, financial condition and all other pertinent factors regarding the Company and this investment. The undersigned further represents and warrants that he has fully satisfied himself with respect to the nature of this investment. The undersigned further warrants and represents that he has received no assurances of any kind relative to, nor have there been any representations made by the Company or any of its principals or affiliates regarding, any potential appreciation in value of the securities being acquired by him. The undersigned hereby represents and warrants that he has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment of this type. The undersigned further represents and acknowledges that he has made other investments in speculative businesses and is generally familiar with "restricted" securities and he is otherwise knowledgeable with respect to the Company and its proposed operations. Based upon the foregoing understandings,

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Pollution Research and Control Corp.
February 25, 1999
Page 6


the undersigned hereby reaffirms his acquisition of the securities described in this Investment Letter and Memorandum of Subscription/Purchase Agreement.

     The foregoing correctly expresses the intent, understanding and acknowledgements of the undersigned.



/s/  Jennifer Jauregui
-----------------------------------



2658 Mayfield Avenue, La Crescenta, California 91214
--------------------------------------------------------------------------------
                            Current residence address



###-##-####                             (818) 957-1323
-----------------------------------     ----------------------------------------
Social security number                  Current residence telephone number



Accountant                              Phil Huss
-----------------------------------     ----------------------------------------
Current occupation and/or business      Name of person connected with Pollution
position                                Research and Control Corp., with whom
                                        conferred concerning this investment



(323) 938-6000
-----------------------------------     ----------------------------------------
Current business telephone number       Relationship, if any, with the above-
(currently on maternity leave)          mentioned Company representative



Sutton Barth & Vennari
-----------------------------------     ----------------------------------------
Current name of business with which     Length of relationship, if any, with the
associated                              above-mentioned Company representative



Agreed and accepted this 24th day of March, 1999 on behalf of Pollution Research and Control Corp.



/s/ Albert E. Gosselin, Jr.
------------------------------------------
Albert E. Gosselin, Jr., President and CEO

                               NOTICE OF EXERCISE

To:  POLLUTION RESEARCH AND CONTROL CORP.

     The undersigned, the holder of the attached warrant, hereby irrevocably elects to exercise the purchase right represented by that warrant for, and to purchase under that warrant, ___________ shares of Common Stock of POLLUTION RESEARCH AND CONTROL CORP. and herewith makes payment of and requests that the certificates for those shares be issued in the name of, and delivered to __________________________________________, whose address is
__________________________________________, and if said number of shares shall not be all the shares now purchasable under the attached warrant, the undersigned hereby requests that a new certificate be registered in the name of and delivered to the undersigned for the balance of the shares purchasable under the attached warrant.

DATED: ___________________

                                    --------------------------------------------
                                                     (signature)

                                    --------------------------------------------
                                    Note: the above signature must correspond with the name written upon the face of the attached warrant certificate unless the warrant has been properly and lawfully assigned.